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                                                                    Exhibit 23.1

                             Accountant's Consent


The Board of Directors
Go2Pharmacy, Inc.
Largo, Florida

We consent to the use of our report dated May 30, 2001 on the financial Statements as described in the Table of Contents to the Go2Pharmacy, Inc. and Subsidiaries Form-10KSB as of and for the years ended March 31, 2000 and 2001 included herein and to the reference to our firm under the heading "Experts".


/s/ BRIMMER, BUREK & KEELAN LLP
BRIMMER, BUREK & KEELAN LLP
Tampa, Florida
June 26, 2000